EXECUTION COPY


                              EMPLOYMENT AGREEMENT


         THIS AGREEMENT, made and entered into as of the 17th day of January, 1996, by and among INTERNATIONAL DISPENSING CORPORATION, a Delaware corporation with offices at 342 Madison Avenue, Suite 1034, New York, New York 10173 (the "Company"), and JON SILVERMAN, who resides at 13 Longledge Drive, Rye Brook, New York 10573 (the "the Executive").


                              W I T N E S S E T H :
                              ---------------------


         WHEREAS, the Company desires to retain the services of the Executive as an employee of the Company; and

         WHEREAS, the Executive is desirous of becoming an employee of the Company on the conditions hereinafter provided;

         NOW THEREFORE, in consideration of the premises, and of the mutual covenants herein contained, the parties hereto agree as follows:

         1.    Employment

         The Company hereby agrees to employ the Executive during the Employment Period, as that term is defined in Section 2, and the Executive agrees to accept such employment on the terms and conditions hereinafter set forth. During the Employment Period, the Executive also shall be elected, effective immediately upon the commencement of the Employment Period, to and shall serve on the Board of Directors.

         2.    Employment Period

         The term of the Executive's employment hereunder (the "Employment Period") shall commence on the date the Company's Registration Statement on Form SB-2 (No. 333-7915) is declared effective by the Securities and Exchange Commission ("Effective Date") and shall continue until the earlier to occur of December 31, 1999 or the Termination Date (as defined).

         3.    Duties and Responsibilities
               During the Employment Period

         During the Employment Period the Executive shall serve as the Chairman of the Board of Directors, President and Chief Executive Officer ("CEO") of the Company. The Executive shall not be required to perform his duties during the Employment Period in


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any location other than New York, New York, other than incidental travel.

         As President and CEO, the Executive shall have general management authority over the day-to-day operations of the Company and in connection therewith perform such executive duties and responsibilities as may be assigned to him from time to time by or under the authority of the Board of Directors of the Company, consistent with his positions as designated in this Section 3, and in the absence of such assignment, such duties customary to such offices as are necessary to the successful operations of the Company. During the Employment Period, the Executive agrees that he will devote a majority of his business time to the business of the Company, to work with other employees of the Company in a competent and professional manner and generally to promote the interests of the Company and its business. The Executive may serve on the boards of directors of other corporations and engage in other business and charitable activities.

         4.    Basic Salary

         As compensation for services to be rendered by the Executive hereunder during the Employment Period, the Company hereby agrees to pay or cause to be paid to the Executive, and the Executive agrees to accept as compensation hereunder, a base fixed salary ("Basic Salary") at the rate of $180,000 per annum payable in substantially equal monthly installments in arrears on the date regular payroll is paid to the employees of the Company. The Basic Salary may be increased at the discretion of the Board of Directors.

         5.    Benefits

         Executive shall be entitled to any benefits which become available to the Executive along with other employees of the Company according to his and their respective positions under any stock option plan or arrangement, bonus, deferred compensation, incentive compensation or profit-sharing plan or arrangement, group life insurance plan, hospitalization plan, dental insurance plan, disability insurance plan, medical services plan, and any other employee benefit plan or arrangement now or hereafter provided by the Company to any of its employees during the Employment Period (the "Benefits"). The Executive shall be entitled to four (4) weeks paid vacation per year. During the Employment Period, the Executive may participate in all Benefits in effect from time to time as may be made available to the officers of the Company, whether currently in effect or adopted hereafter during the Employment Period, to the extent the Executive meets the eligibility requirements specified in any plan of or relating to a Benefit.


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         6.    Life Insurance

         If the Executive is insurable, the Company shall purchase a term life insurance policy on the life of the Executive in the face amount of $1,000,000 for a term commencing as of the date of the purchase of the policy and ending, subject to paragraph 9 hereof, on the last day of the Employment Period. The beneficiary of such policy shall be designated by the Executive. The Company shall maintain such insurance in full force and effect and shall not cancel such policy or take or omit to take any action which might result in the termination or cancellation thereof. The Company shall pay all premiums on such policy as they become due and shall give due proof of said payments to the Executive within five (5) days after its due date on each premium. If any premium is not paid within five (5) days after its due date, the Executive may pay or cause the premiums to be paid, and he shall be entitled to reimbursement from the Company. The Executive agrees to submit to such medical examinations as may be reasonably required by any insurance company with respect to such policy.

         7.    Expenses and Accommodations

         During the Employment Period the Company shall pay the Executive for any reasonable documented travel, hotel, meals, entertainment, telephone, and other expenses incurred by him in connection with his rendering of services hereunder.

         8.    Definitions Relating to Termination

         8.1   Disability

         The term "Disability" shall mean any physical or mental condition of the Executive which, in the reasonable discretion of the Board of Directors, after consultation with the Executive's physician, materially impairs the Executive's ability to render the services to be performed by him hereunder if during the Employment Period, for a period of 90 consecutive days or for at least 120 days in any consecutive 180 day period. The Company shall give the Executive at least 30 days advanced written notice of the termination of his employment hereunder for Disability.

         8.2   Cause

         (a) The term "Cause" shall mean the good faith finding by the Board of Directors of the Company upon resolution adopted by it of the existence of any one of the following:

          (i) The Executive's failure or refusal to perform specific written directives consistent with his duties and responsibilities as set forth in Section 3 hereof, which lack of performance is not cured within 30 days after written notice thereof or 60 days if at the 15th day after such written notice and thereafter the Executive is diligently attempting to cure.


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               (ii) Excessive use of alcohol or illegal drugs,  interfering with performance of the Executive's obligations under this Agreement, which interference is not cured within 30 days after written notice thereof or 60 days if at the 30th day after such written notice and thereafter the Executive's diligently attempting to cure;

               (iii) Conviction of a felony or of any crime involving moral turpitude or fraud;

               (iv) Any material breach (not covered by any of the clauses (i) through (iii) hereof) of any of the provisions of this Agreement, if such breach is not cured within 30 days after written notice thereof to the Executive by the Board of Directors.

         The Board of Directors shall notify the Executive in writing of its decision to terminate his employment for Cause which notice shall set forth the Termination Date (which date shall be no sooner than the date of such notice and shall be after the lapse of all applicable cure periods) and be accompanied by a copy of the Board of Director's resolution as provided by this Section 8.2.

         (b) If the Executive leaves the employ of the Company other than for Good Reason (as defined), the cessation of employment will be treated as a termination for Cause. The Executive shall give the Company at least 30 days advanced written notice of his decision to leave the employ with the Company other than for Good Reason.

         8.3   Without Cause

         The term "Without Cause" shall mean a determination of the Board of Directors to terminate the Executive for any reason other than Disability or Cause. The Company shall give the Executive at least six (6) months advanced written notice of the termination of his employment hereunder Without Cause which notice shall set forth the Termination Date.

         8.4   Good Reason

         The term "Good Reason" shall mean (i) the sale by the Company of all or substantially all of its assets, (ii) a "Change in Control" as hereafter defined, (iii) any removal of the Executive during the Employment Period from his positions as the Chairman of the Board of Directors, President and CEO, except in connection with termination or suspension of the Executive's employment for death, Disability or Cause, or (iv) a material


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reduction or change in the Executive's duties and  responsibilities  as Chairman of the Board of Directors, President and CEO. The Executive shall give the Company at least 30 days advanced written notice of his decision to terminate his employment hereunder for "Good Reasons" which notice shall specify the reasons for his decision and the Termination Date relating thereto.

         8.5   Change in Control

               A "Change of Control" shall be deemed to have occurred if:

               (a) any "person" (as defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1994, as amended (the "Exchange Act") is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities;

               (b) there shall cease to be a majority of the Board comprised as follows: individuals who on the Effective Date constitute the Board and any new director(s) whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of a majority of the directors then still in office who either were directors or whose election or nomination for election was previously so approved; or

               (c) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent at least sixty-five percent (65%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets.

         8.6   Termination Date. The term "Termination Date" shall mean:

               (a) in the case of the termination of the Executive's employment by the Company for Disability, the date specified in the notice delivered by the Company pursuant to Section 8.1 hereof which date shall be at thirty 30 days after the date of such notice;

               (b) in the case of the termination of the Executive's employment by the Company for Cause, the later of (i) the date the Board of Directors provides the Executive with a written copy of the resolution adopted by the Board of Directors as


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

required in Section 8.2(a) or (ii) the date specified by the Board of Directors in a written notice required by Section 8.2(a);

               (c) in the case of the Executive's terminating his employment for any reason other than Good Reason, the date specified in the notice delivered by the Executive pursuant to paragraph 8.2(b) hereof which date shall be at least 30 days after the date of such notice.

               (d) in the case of the termination of the Executive's employment by the Company Without Cause, the date specified in the notice delivered by the Company pursuant to Section 8.3 hereof which date shall be at least six (6) months after the date of such notice;

               (e) in the case of the termination by Executive of his employment with the Company for Good Reason, the date specified in the notice delivered by the Executive pursuant to Section 8.4 hereof which date shall be at least 30 days after the date of such notice; or

               (f) in the case of the Executive's death, the last day of the month after the month in which the Executive dies.

         9.    Effect of Termination on
               Compensation and Incentive Bonus

               (a) If the Executive's employment with the Company is terminated for any reason, the Executive shall be paid his Basic Salary through the Termination Date.

                           In addition, if Executive's employment is terminated
by the Company for Disability or Without Cause or if Executive leaves the employ of the Company for Good Reason he shall be entitled to an amount equal to the greater of (i) one year's Basic Salary at the highest rate paid to the Executive during the Employment Period or (ii) the Basic Salary that would have been paid to the Executive had the Employment Period ended on December 31, 1999 calculated at the highest rate paid to the Executive during the Employment Period. The amount due under this Section 9(a) shall be paid within ten (10) days of the Termination Date.

               (b) If the Executive is insurable and if his employment is terminated by the Company for Disability or Without Cause or if the Executive leaves the employ of the Company for Good Reason, the Company shall continue to provide the Executive with the life insurance described in Section 6 hereof until the later of December 31, 1999 or the first anniversary of the applicable Termination Date.

               (c) Upon the termination of his employment with the Company for any reason, the Executive shall be entitled to such Benefits under any plans or arrangements maintained by the Company for any of its employees on the Termination Date in which Executive


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was  participating  on the  Termination  Date in  accordance  with the terms and conditions of such plans or arrangements.

         10.   Indemnification

         The Company shall indemnify and hold harmless the Executive to the fullest extent permitted by the General Corporation Law of Delaware as the same currently exists or may hereafter be amended. Expenses incurred by the Executive in defending a civil or criminal action, suit or proceeding brought by any party other than the Company against the Executive at any time when he has ceased to serve as such, in respect to the Executive's acts or actions in his official capacity with the Company, shall be advanced by the Company promptly after the Executive has delivered to the Company a written request therefor and prior to final disposition of the action. The indemnification and advancements of expenses provided by this Section shall not be deemed exclusive of any other rights to which the Executive may be entitled under any other by-law, agreement, vote of stockholders or disinterested directors, or otherwise, and shall inure to the benefit of the heirs, executors and administrators of the Executive to the fullest extent permitted by General Corporation Law of Delaware as the same currently exists or may hereinafter be amended.

         11.   Entire Agreement

         This Agreement constitutes the entire agreement of the parties hereto with respect to the Executive's consultancy to and employment by the Company, and all prior agreements and arrangements are hereby superseded and terminated with effect from and after the date hereof. The clause headings used herein are for convenience of reference only, and shall not define or limit the provisions of this Agreement.

         12.   Exercise of Rights

         No failure by either party hereto to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder by either party preclude any other or future exercise of that right or any other right hereunder by that party.

         13.   Validity of Provisions

         In case any one or more of the provisions of this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

         14.   No Assignment

         This Agreement shall not be assignable, in whole or in part, by either party, except that the Company may assign this


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Agreement to and it shall be binding upon any person, firm or company with which the Company may be merged or consolidated, or which may acquire all or substantially all of the assets of the Company. In the event of the merger or liquidation of the Company into another corporate entity, whether foreign or domestic, the obligations of the Company hereunder to the Executive shall remain in full force as to such successor entity and no waiver on the Executive's part shall be deemed made in any respect.

         15.   Amendment

         This Agreement may not be amended, terminated or superseded except by an agreement in writing between the Company and the Executive.

         16.   Execution of Agreement

         This Agreement may be executed in two or more counterparts, each of which shall be deemed an original hereof, and all of which together shall constitute one and the same document. This document may be executed and thereafter transmitted by facsimile and the return facsimile shall constitute an original.

         17.   Notices

         All notices hereunder shall be given in writing by registered or certified mail, postage prepaid, return receipt requested, addressed to the parties at the following respective addresses, or at such other address as may from time to time be designated by either party to the other hereunder:

To the Executive:              Jon Silverman
                               13 Longledge Drive
                               Rye Brook, NY 10573
                               Telecopier:              (914) 939-7139

With a copy to:                Lowenthal, Landau, Fischer & Bring, P.C.
                               250 Park Avenue
                               Suite 1000
                               New York, NY 10177
                               Attention:               Martin R. Bring, Esq.
                               Telecopier:              (212) 986-0604

To the Company:                International Dispensing Corporation
                               342 Madison Avenue
                               Suite 1034
                               New York, NY 10173
                               Attention:              Joseph Koster
                                                       Executive Vice President
                               Telecopier:             (212) 682-4720


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


With a copy to:                Kramer, Levin, Naftalis
                                 & Frankel
                               919 Third Avenue
                               New York, NY 10022
                               Attention:               Scott S. Rosenblum, Esq.
                               Telecopier:              (212) 688-2119

         18.   Governing Law

         This Agreement shall be governed by, and construed in accordance with the substantive laws of the State of New York and the precedents applicable thereto, exclusive,however, of any provision thereof as to choice of law.


         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on authority of the Board of Directors and Jon Silverman has hereunto set his hand the day and year first above written.


                                         /s/ Jon Silverman
                                         -----------------
                                         JON SILVERMAN


                                         INTERNATIONAL DISPENSING CORPORATION



                                         By:  /s/ Joseph Koster
                                              -----------------
                                         Name:   Joseph Koster
                                         Title:  Executive Vice President


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